UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2013
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77070
(Address of principal executive offices)	(Zip Code)

(281) 469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 29, 2013, the Board of Directors of Mainland Resources Inc., a Nevada corporation (the "Company"), held a directors meeting (the "Board of Directors Meeting"). During the Board of Directors Meeting, all of the members of the Board of Directors and executive officers tendered their respective resignations effective as of January 29, 2013 as follows: (i) Michael J. Newport as the President/Chief Executive Officer and member of the Board of Directors; (ii) William D. Thomas as the Secretary/Treasurer/Chief Financial Officer and a member of the Board of Directors; (iii) Peter G. Wilson as a member of the Board of Directors; and (iv) Gerry Jardine as a member of the Board of Directors.

During the Board of Directors Meeting, there was considerable discussion regarding the respective resignations, their fiduciary duties and general circumstances and reasons for the resignations, including the actions undertaken by the Board of Directors and executive officers over the past  two years to manage, oversee and monitor the Company’s business in such difficult and adverse conditions  Several of the factors considered by the members during the Board of Directors Meeting include, but are not limited to, the following:

•
The Company commenced drilling the Burkley-Philllips No. 1 well (on the Buena Vista prospect comprising over 17,000 gross acres in Mississippi) in July 2010 and drilling costs were estimated to be $8.700,000 and completion costs at $5,000,000. The initial agreement would have had American Exploration, Inc. ("American Exploration"), thru a joint venture deal with Avere, to contribute over $2,000,000 to the well costs and Guggenheim would contribute 10% of the costs of drilling and completion.  American Exploration did not make its contribution in response to the initial cash call as their arrangement with Avere fell thru leaving the Company responsible for funding 90% of the drilling and completion costs.

•
The Company and American Exploration attempted a merger which commenced in March 2010.  The potential merger with American Exploration would have increased the asset base in the event the merger was consummated with the Company being the surviving corporation.  Despite considerable efforts by the officers and directors of both companies to comply with filing requirements and SEC comments on the S-4 prospectus, which resulted in legal fees in excess of $300,000, the Company was unable to obtain SEC acceptance of the merger. Accordingly, the merger was terminated effective December 21, 2011 pursuant to that certain termination and release agreement. This had a serious financial impact on the Company.

•
American Exploration previously held an option to acquire interests in certain oil and gas leases in the Buena Vista prospect pursuant to an option agreement of which it was deemed to be in default. This resulted in an automatic forfeiture and transfer of the leases by American Exploration back to the original owners and thus American Exploration no longer had the asset base that it intended to contribute thus compromising the merger with the Company. The Company eventually had to purchase this defaulted acreage from the original owner by issuance of a substantial numbers of common shares which also adversely affected the Company’s financial condition.

•
Since March 2010, directors and officers of the Company have focused on raising funds to meet the financial requirements of drilling and completing the Burkley Phillips #1 well but have had to contend with several adverse factors. These include: (i) an adverse shale gas market, which saw natural gas prices decline significantly; (ii) the fact that the well had dry gas and no condensates, which put the project at a competitive disadvantage for potential investors; and (iii) the total forecasted well costs increased by over $4,000,000 as the Company had to engineer for the potential for H2S (hydrogen sulphide) at the high pressures in such a deep well (over 20,000 feet in pressures of over 20,000 psi).  The Company also had to focus on drilling the well in a safe and efficient manner and obtained all necessary technical data, including cutting a core at depth, logging and relevant analysis all of which was required to demonstrate the well’s potential to prospective investors.

•
There were two funding deals that were initially approved (one for $2,000,000 and another for $1,000,000) by investors in late 2010/early 2011. However, both these funding deals were subsequently terminated likely due to collapse of natural gas prices. This left the Company without the funds to complete the well, now estimated at $7-8,000,000, of which the Company would need to fund 90%.

•
Any funding during 2011 and to date has been entirely provided by a secured creditor. These funds have been used to cover various legal and regulatory filing requirements to keep the Company compliant.

•
In November 2011, the Company closed an amendment and restatement of lease acquisition agreement dated October 1, 2011 with Sklar Exploration Company, LLC ("Sklar"), pursuant to which the Company sold its East Holly Leases in DeSoto Parish, Louisiana to Sklar.  Proceeds of this sale were used to partially pay back the secured creditor.

•
During the period since the well was drilled, the Company's asset base has diminished and as a result of the sale of the interest in the East Holly Leases, as of the current date, the Company has no proved oil and natural gas reserves. There are no tangible assets remaining in the Company, only the technical data obtained on the well.

•
The officers and directors of the Company have shown the Buena Vista project to over 100 potential investors over the last two years, and most recently, a group of Korean investors who are interested in the LNG potential of the prospect.  However, the Company has been unable to consummate a deal given the adverse market aforementioned.

•
As of the current date, the Company has no funds in the bank, the secured creditor refuses to advance any more funds, several creditors have judgments against the Company for outstanding payables, there are $1,155,000 in liens against the well and the leases in the Buena Vista area are about to expire. The Board has concluded that they will be unable to secure any further funding and, as such, have decided to resign from the Company.

•
The Company's main leases expired on January 31, 2013 when the Company failed to repay a promissory note to the leaseholders. The note was arranged to give the Company an extension. The company has advised the leaseholders that the Company is not able to execute the extension due to lack of funding.

•
As of the current date, there are accrued management fees in excess of $700,000 and the Company has no financial resources to be able to pay its executives a current salary or their accrued salary (a portion of the amount owing to the executives was converted to shares in late 2012 but these are restricted shares that will have no value under the current circumstances so the executives have not been paid for over two years). The executives need to earn a living and thus must move on to other companies and avoid potential conflicts of interest with the Company.

The Company’s legal counsel was consulted regarding resignation of all members of the Board of Directors and the executive officers and this action was deemed the best possible course of action and in the best interests of the Company's shareholders. The Board has considered the applicability of  NRS 78.630, i.e. that when a corporation becomes insolvent or suspends its ordinary business for want of money to carry on the business, or if its business has been and is being conducted at a great loss and greatly prejudicial to the interest of its creditors or stockholders, any creditors holding 10 percent of the outstanding indebtedness, or stockholders owning 10 percent of the outstanding stock entitled to vote, may, by petition setting forth the facts and circumstances of the case, apply to the Nevada district court for a writ of injunction and the appointment of a receiver or receivers or trustee.

It is on this basis and these considerations that the members of the Board of Directors and executive officer have concluded that resignation is the only viable alternative.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINLAND RESOURCES, INC.

DATE : February 7, 2013	By:	/s/ William Thomas
William Thomas
Chief Financial Officer